SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 10, 2008
(Date of earliest event reported)	January 8, 2008

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 8, 2008, we announced our net income guidance for 2008, and increased our 2007 net income guidance.

Our 2008 net income guidance is estimated to be in the range of $4.10 to $4.60 per unit. Our 2008 distributable cash flow is expected to be in the range of $475 million to $525 million. The average number of common units outstanding for 2008 is expected to be 86.5 million, compared with 82.9 million in 2007.

We also increased our net income guidance for 2007 to the range of $4.14 to $4.20 per unit and distributable cash flow to $465 million to $475 million. Our previous 2007 net income guidance was estimated to be in the range of $3.90 to $4.00 per unit.

See exhibit 99.1 for the reconciliation of net income to EBITDA and reconciliation of EBITDA to distributable cash flow, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	Press release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated January 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	January 10, 2008	By:	/s/ Curtis L. Dinan
Curtis L. Dinan
Senior Vice President – Chief Financial Officer and Treasurer

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